UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2005

ALABAMA NATIONAL BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25160	63-1114426
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1927 First Avenue North, Birmingham, Alabama 35205

(Address of principal executive offices, including zip code)

(205) 583-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On June 22, 2005, Alabama National BanCorporation (the “Company”) filed a Current Report on Form 8-K regarding a temporary suspension of trading (the “Blackout Period”) under the Alabama National BanCorporation Employee Capital Accumulation Plan (the “Plan”), a 401(k) plan sponsored by the Company. The reason for the Blackout Period was to transition, on or about August 1, 2005, the investment and recordkeeping services associated with the Plan to Fidelity Investments and the trustee services associated with the Plan to Fidelity Management Trust Company.

The Company originally communicated to its directors and executive officers that the end of the Blackout Period would be August 31, 2005; however, Fidelity Investments and Fidelity Management Trust Company accomplished the transition earlier than expected, and the blackout period ended on August 24, 2005. The Company notified its directors and executive officers of the change in the ending date of the Blackout Period on August 26, 2005. Attached hereto as Exhibit 99.1 and incorporated by reference herein is a copy of the notice provided to the Company’s directors and executive officers.

Other than the earlier ending date for the Blackout Period, there are no material changes to the information contained in the Current Report on Form 8-K filed on June 22, 2005.

Inquiries concerning the Blackout Period should be directed to Kimberly Moore, Senior Vice President of the Company and Plan Administrator of the Plan, by telephone at (205) 583-3738 or by mail at Alabama National BanCorporation, 1927 First Avenue North, Birmingham, Alabama 35205.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Exhibit
99.1	Notice of Change in the Blackout Period to Directors and Executive Officers of Alabama National BanCorporation, dated August 26, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alabama National Bancorporation

By:	/s/ William E. Matthews, V
William E. Matthews, V
Executive Vice President and Chief Financial Officer

Dated: August 26, 2005

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	Notice of Change in the Blackout Period to Directors and Executive Officers of Alabama National BanCorporation, dated August 26, 2005